SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7459 SOUTH LIMA STREET, ENGLEWOOD, COLORADO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          (c)  On December 11, 2014, the Board of Directors of Arrow Electronics, Inc. (the “Company”) appointed Christopher D. Stansbury as the Company’s principal accounting officer.  Mr. Stansbury, age 49, joined Arrow in August 2014 as Vice President, Finance and will continue in that capacity.  Before joining the Company, Mr. Stansbury worked at Hewlett-Packard, Inc., where he served as chief financial officer of the Networking Group from September 2013 to July 2014; Vice President Supply Chain Finance, Printing & Personal Systems from March 2012 to September 2013; and Vice President Supply Finance, Personal Services Group from August 2010 to March 2012.  Prior to that, for ten years, Mr. Stansbury worked at PepsiCo as Vice President, Finance.

Paul J. Reilly, executive vice president of finance and operations and chief financial officer served as interim principal accounting officer since February 27, 2014.  Mr. Stansbury reports to Mr. Reilly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: December 16, 2014	By:	/s/ Peter S. Brown
	Name:	Peter S. Brown
	Title:	Senior Vice President
and General Counsel

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